SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2011

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 Manatee Avenue West, Suite 200

Bradenton, Florida 34205

 (Address of principal executive offices) (Zip Code)

 (941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2011, David Bommarito resigned as a director of Silver Falcon Mining, Inc. (the “Registrant”).  Mr. Bommarito resigned in order to devote more time to his family and his other business interests. Mr. Bommarito did not hold a position on any committee of directors.  Mr. Bommarito did not resign because of any disagreement with the Registrant.  Mr. Bommarito sent the Registrant an email announcing his resignation, but the email did not state the circumstances surrounding his resignation.

On September 23, 2011, D. Roger Scammell announced his resignation as President of the Registrant in order to devote more time to family matters.  Mr. Scammell remains a director.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Registrant held its Annual Meeting of Stockholders on September 23, 2011 (the “Annual Meeting”). At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as directors for a term of one year expiring at the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) approved our 2010 Stock Option Plan; and (iii) ratified the appointment of W.T. Uniack & Co. CPA’s P.C. to serve as our independent registered public accounting firm for 2011.

Set forth below are the preliminary voting results for these proposals:

Item 1:	The election of four directors for a one-year term expiring at the 2012 Annual Meeting
	For	Withheld	Broker Non-Votes
Pierre Quilliam	218,490,145	11,009,094	133,385,356
Allan Breitkreuz	228,734,610	761,629	133,385,356
Denise Quilliam	203,276,536	26,222,703	133,385,356
Christian Quilliam	201,687,259	27,811,980	133,385,356
D. Roger Scammell	229,162,910	336,329	133,385,356

Item 2:	Approval of 2010 Stock Option Plan
	For	Against	Abstain	Broker Non-Votes
	214,455,398	12,694,593	2,349,248	133,385,356

Item 3:	The ratification of the appointment by the Company of W.T. Uniack & Co. CPA’s P.C. as the Company’s independent registered public accounting firm for 2011
	For	Against	Abstain
	354,608,830	2,785,231	5,490,534

Voting was based upon 1 vote for each share of Class A Common Stock and 40 votes for each share of Class B Common Stock.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: September 30, 2011	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

2